LIVE NATION ENTERTAINMENT REPORTS FOURTH QUARTER AND FULL YEAR 2016 RESULTS

Full Year 2016 - A Record Year for Live Nation
•	Revenue Up 15% to $8.4 Billion
•	Operating Income Up 48% to $195 Million
•	Free Cash Flow Up 5% to $352 Million
•	AOI Up 12% to $646 Million at Constant Currency
•	Live Nation Concerts Attendance of 71 Million, Up 12%
•	Sponsorship & Advertising Revenue Up 13%
•	Ticketmaster Fee-Bearing GTV Up 16% at Constant Currency
•	Secondary GTV Up 26% at Constant Currency

LOS ANGELES – February 23, 2017 – Live Nation Entertainment (NYSE: LYV) today released financial results for the three and twelve months ended December 31, 2016.
Live Nation delivered its sixth consecutive year of record results across revenue, adjusted operating income, or AOI, and free cash flow, and also delivered operating income growth in 2016. For the year, revenue was up 15%, operating income was up 48%, and free cash flow was up 5%, all as reported, and AOI was up 12% at constant currency. Our core divisions - concerts, ticketing and advertising - each delivered their strongest operating income and AOI results in the history of the company.
We continue to see the tremendous power of live events, with strong global consumer demand. Live is a truly unique entertainment form - it cannot be duplicated. It is elevated, not threatened, by technology and is borderless. Fans around the world can now discover, follow, share and embrace artists, creating greater demand for live shows. We believe the live business will continue to have strong growth for years to come as fans globally drive demand, artists are motivated to tour, and technology drives conversion.

Concerts Market Share Growth Accelerated in 2016
Live Nation continued to grow its global market share, adding over 7 million fans globally in 2016 for a total of over 71 million fans, driving revenue up 18%, operating income up 88%, and more than doubling concerts AOI. We built on our global leadership position in every part of our business, with double-digit fan growth in both North America and internationally, and across stadiums, amphitheaters, festivals, theaters and clubs.

We continued expanding our global footprint in 2016 as we added promoting offices in Germany, South Africa, and Israel, taking us to 40 countries worldwide. Across all our markets, we invested $4.4 billion to put on 26 thousand shows, with Live Nation now by far the largest financial supporter of artists in music.
Fans more than ever find the live experience, from club shows to arenas to festivals, a top entertainment choice and the best way to celebrate their favorite artists and share the experience with other fans. This, combined with an ongoing shift of consumer spending toward experiences, is helping drive a structural increase in demand for concerts globally. And in addition to fan growth, with this demand we are also seeing an increasing willingness by fans to spend more for tickets to the show and once they are there.
Average ticket prices for our shows increased by 5% in 2016, with high single- to double-digit growth at amphitheaters, arenas and stadiums. These increases were driven largely by higher pricing for the best tickets, as artists more effectively captured the true value from their shows.
Once at the show, average per fan spending grew as well. At our amphitheaters, spending grew by 9% to over $22 as we added more high-end products, improved the quality of our food and beverage offering and increased our points of sale.
Our growth is continuing into 2017, a further sign of the tremendous fan demand for our concerts and the success of our global growth strategy. Ticket sales are up double digits year-on-year through February 17th, driven by sales for arena and stadium shows, and we are confident we will again see strong growth in fan demand across our business this year.

Advertising Continued Strong Growth in 2016
We grew our high-margin sponsorship & advertising revenue by 13%, operating income by 4%, both as reported, and AOI by 10% at constant currency in 2016, with our 71 million onsite fans providing a unique advertising platform for our sponsors, which we then extend through online advertising.
In 2016, our top strategic sponsors were a key driver of our growth as our 50 plus sponsors that spend over $1 million per year with us collectively spent $245 million to reach our fans, up 20% from last year.
Sponsorship at our festivals, connecting brands with those onsite millennial fans, continued to grow as we increased festival sponsorship contribution margin by 18% at constant currency and festival sponsorship contribution margin per fan by 12% at like-for-like festivals for the year.
At the same time, we continue to amplify our onsite advertising with our online reach. In 2016, we generated over 4 billion views across Live Nation sites and platform partners including Snapchat, Facebook and YouTube, providing our brand partners with further scale and reach.

We expect continued advertising growth at historical levels in 2017, with over 70% of our budgeted advertising revenue for the year already contracted, and pacing double digits ahead of last year at this time.

Ticketmaster Extends Global Leadership in Ticketing
In 2016, Ticketmaster continued growing its global leadership in ticketing, with fee-bearing gross transaction value, or GTV, up 16% and overall GTV up 11% to $28 billion at constant currency while delivering 480 million tickets to fans in 28 countries. This drove our 11% increase in ticketing revenue, 10% increase in operating income, both as reported, and 6% growth in AOI at constant currency.
Our secondary ticketing GTV growth of 26% in 2016, at constant currency, was driven by the premise that we should safely and transparently provide all options to fans at Ticketmaster, which has been embraced by ticket buyers. Overall, the Ticketmaster platform continues to demonstrate its effectiveness in selling tickets to fans, with 6 of the top 10 sales months ever occurring in 2016, and conversion rates up across both online and mobile platforms.
Our recent investments in Ticketmaster’s enterprise platform and open API now allow clients to sell tickets on partner sites, driving the sale of over 10 million tickets in 2016. This has further deepened our relationship with teams and artists who are looking for enhanced reach with sites such as Spotify, Bandsintown, Facebook, Groupon and Costco, and more in progress.
With the combination of a stronger than ever ticketing destination at Ticketmaster and increasingly broad distribution, Ticketmaster is better positioned than ever to continue growing its global leadership position in ticketing. This success is continuing into 2017, as ticket sales are up 9% through February 17th, positioning us for continued growth.

2017 Growth Drivers
As I have noted, the key leading indicators for each of our businesses are up year-on-year into February, pointing to continued strong growth in 2017. We plan on holding more concerts for more fans in more countries than ever before. We expect to sell more advertising, both onsite and online. And through continued product innovation and expanded distribution at Ticketmaster, we plan on selling more tickets and driving increased conversion.
Our success in 2016 reaffirms that Live Nation has created an unparalleled live platform, bringing 550 million fans in 40 countries to those unrivaled 2-hour events each year. The live business continues to have a strong growth opportunity with artists touring as their primary source of income and using concerts as the best way to engage and connect with their fans.

For Live Nation, we believe this sets us up well as our scale and breadth continue to grow and we drive increased value with our business model of higher profits per show, more advertising and increased ticket sales. All of this creates tremendous runway for Live Nation to continue delivering the level of growth we have demonstrated over the last several years.
Michael Rapino
President and Chief Executive Officer
Live Nation Entertainment, Inc.

Photo Credits: Beyonce - Frank Micelotta, Coldplay - Getty Images, Luke Bryan - Rich Frollini

The company will webcast a teleconference today at 5:00 p.m. Eastern Time to discuss its financial performance. Interested parties should visit the “Events & Webcasts” section of the company’s website at investors.livenationentertainment.com to listen to the webcast. Supplemental statistical and financial information to be provided on the call, if any, will be available under the Reports section at the same link. A replay of the webcast will also be available on the Live Nation website.

About Live Nation Entertainment:
Live Nation Entertainment, Inc. (NYSE: LYV) is the world’s leading live entertainment company comprised of global market leaders: Ticketmaster, Live Nation Concerts, Live Nation Media & Sponsorship and Artist Nation Management. For additional information, visit investors.livenationentertainment.com.

Investor Contact: Maili Bergman 310.867.7143 IR@livenation.com	Media Contact: Carrie Davis 310.975.6941 CarrieDavis@livenation.com

FINANCIAL HIGHLIGHTS – 4th QUARTER
(unaudited; $ in millions)

	Q4 2016 Reported	Q4 2015 Reported	Growth	Q4 2016 Constant Currency	Growth at Constant Currency
Revenue
Concerts	$1,098.1	$1,081.5	2%	$1,118.0	3%
Sponsorship & Advertising	88.7	74.0	20%	90.3	22%
Ticketing	522.4	477.6	9%	531.8	11%
Artist Nation	109.1	131.7	(17%)	110.5	(16%)
Other & Eliminations	(20.7)	(28.0)	26%	(20.7)	26%
	$1,797.6	$1,736.8	4%	$1,829.9	5%

Operating Income (Loss)
Concerts	$(68.2)	$(101.6)	33%	$(69.8)	31%
Sponsorship & Advertising	48.2	44.8	8%	49.2	10%
Ticketing	39.1	38.4	2%	38.1	(1%)
Artist Nation	(9.4)	6.2	*	(9.9)	*
Other & Eliminations	(5.5)	0.3	*	(5.5)	*
Corporate	(41.4)	(28.6)	(45%)	(41.4)	(45%)
	$(37.2)	$(40.5)	8%	$(39.3)	3%

Adjusted Operating Income (Loss)
Concerts	(27.5)	(49.9)	45%	(27.4)	45%
Sponsorship & Advertising	52.9	48.4	9%	53.9	11%
Ticketing	94.0	97.8	(4%)	94.2	(4%)
Artist Nation	4.3	28.3	(85%)	4.3	(85%)
Other & Eliminations	(5.1)	(0.4)	*	(5.1)	*
Corporate	(35.7)	(23.1)	(55%)	(35.7)	(55%)
	$82.9	$101.1	(18%)	$84.2	(17%)
* percentages are not meaningful

FINANCIAL HIGHLIGHTS – 12 MONTHS
(unaudited; $ in millions)

	12 Months 2016 Reported	12 Months 2015 Reported	Growth	12 Months 2016 Constant Currency	Growth at Constant Currency
Revenue
Concerts	$5,874.1	$4,965.0	18%	$5,961.9	20%
Sponsorship & Advertising	377.6	333.7	13%	384.4	15%
Ticketing	1,827.9	1,639.6	11%	1,851.5	13%
Artist Nation	421.7	434.2	(3%)	426.6	(2%)
Other & Eliminations	(146.4)	(126.8)	(16%)	(146.4)	(16%)
	$8,354.9	$7,245.7	15%	$8,478.0	17%

Operating Income (Loss)
Concerts	$(12.1)	$(105.3)	88%	$(16.2)	85%
Sponsorship & Advertising	228.1	218.4	4%	233.6	7%
Ticketing	174.5	158.2	10%	171.9	9%
Artist Nation	(51.2)	(28.2)	(82%)	(52.0)	(84%)
Other & Eliminations	(14.7)	(0.1)	*	(14.7)	*
Corporate	(129.7)	(111.6)	(16%)	(129.7)	(16%)
	$194.9	$131.4	48%	$192.9	47%

Adjusted Operating Income (Loss)
Concerts	138.9	61.5	126%	138.4	125%
Sponsorship & Advertising	247.6	229.9	8%	253.0	10%
Ticketing	365.3	346.5	5%	365.9	6%
Artist Nation	10.3	33.2	(69%)	10.5	(68%)
Other & Eliminations	(14.0)	(2.2)	*	(14.0)	*
Corporate	(108.0)	(90.9)	(19%)	(108.0)	(19%)
	$640.1	$578.0	11%	$645.8	12%
* percentages are not meaningful

As of December 31, 2016, total cash and cash equivalents were $1.5 billion, which includes $591 million in ticketing client cash and $411 million in free cash. Event-related deferred revenue was up 30% to $722 million as of December 31, 2016, compared to $553 million as of the same date in 2015.

KEY OPERATING METRICS

	Year Ended December 31,
	2016	2015	2014
	(in thousands except estimated events)
Concerts (1)
Estimated events:
North America	17,554	16,846	15,941
International	8,708	8,665	6,853
Total estimated events	26,262	25,511	22,794
Estimated fans:
North America	48,813	43,739	40,069
International	22,330	19,703	18,486
Total estimated fans	71,143	63,442	58,555
Ticketing (2)
Number of fee-bearing tickets sold	185,543	173,871	163,184
Number of non-fee-bearing tickets sold	298,157	298,549	300,030
Total tickets sold	483,700	472,420	463,214

(1)
Events generally represent a single performance by an artist. Fans generally represent the number of people who attended an event. Festivals are counted as one event in the quarter in which the festival begins, but number of fans is based on the days the fans were present at the festival and thus can be reported in multiple quarters. Events and fan attendance metrics are estimated each quarter.

(2)
The number of fee-bearing tickets sold includes primary and secondary tickets that are sold using our Ticketmaster systems or that we issue through affiliates. This metric includes primary tickets sold during the year regardless of event timing, except for our own events where our concert promoters control ticketing which are reported as the events occur. The non-fee-bearing tickets sold includes primary tickets sold using our Ticketmaster systems, through season seat packages and our venue clients’ box offices, along with tickets sold on our ‘do it yourself’ platform.

Reconciliation of Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Reconciliation of Adjusted Operating Income (Loss) to Free Cash Flow

($ in millions)	Q4 2016	Q4 2015
Adjusted operating income	$82.9	$101.1
Less: Cash interest expense — net	(28.7)	(24.8)
Cash taxes	(3.0)	(14.8)
Maintenance capital expenditures	(33.7)	(34.6)
Distributions to noncontrolling interests	(29.8)	(16.8)
Distributions from (contributions to) investments in nonconsolidated affiliates	(9.0)	0.0
Free cash flow	$(21.3)	$10.1
Revenue generating capital expenditures	(32.5)	(15.6)
Net	$(53.8)	$(5.5)

($ in millions)	12 Months 2016	12 Months 2015
Adjusted operating income	$640.1	$578.1
Less: Cash interest expense — net	(96.7)	(92.6)
Cash taxes	(30.3)	(44.3)
Maintenance capital expenditures	(92.1)	(79.0)
Distributions to noncontrolling interests	(55.1)	(30.6)
Distributions from (contributions to) investments in nonconsolidated affiliates	(14.0)	3.3
Free cash flow	$351.9	$334.9
Revenue generating capital expenditures	(94.7)	(65.7)
Net	$257.2	$269.2

Reconciliation of Cash and Cash Equivalents to Free Cash

($ in millions)	December 31, 2016
Cash and cash equivalents	$1,526.6
Client cash	(591.0)
Deferred revenue — event-related	(721.6)
Accrued artist fees	(35.1)
Collections on behalf of others	(31.2)
Prepaids related to artist settlements/events	263.4
Free cash	$411.1

Forward-Looking Statements, Non-GAAP Financial Measures and Reconciliations:
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding the growth prospects of live events and the related strength of global consumer demand, artist touring frequencies and onsite spending by fans, both in 2017 and beyond; expected advertising growth at a historic level in 2017; Ticketmaster’s global ticketing leadership position and growth potential; the company’s anticipated growth in 2017 at levels consistent with recent years, and related plans to hold more concerts, sell more advertising and sell more tickets with increased conversion in 2017; and the expected growth in the company’s scale and breadth as it executes on its business model. Live Nation wishes to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing on the company’s plans, the risk that the company’s markets do not evolve as anticipated, the potential impact of any economic slowdown and operational challenges associated with selling tickets and staging events.
Live Nation refers you to the documents it files from time to time with the U.S. Securities and Exchange Commission, or SEC, specifically the section titled “Item 1A. Risk Factors” of the company’s most recent Annual Report filed on Form 10-K, and Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in the company’s projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date on which they are made. All subsequent written and oral forward-looking statements by or concerning Live Nation are expressly qualified in their entirety by the cautionary statements above. Live Nation does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.
This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided herein.
Adjusted Operating Income (Loss), or AOI, is a non-GAAP financial measure that the company defines as operating income (loss) before acquisition expenses (including transaction costs, changes in the fair value of accrued acquisition-related contingent consideration obligations, and acquisition-related severance and compensation), depreciation and amortization (including goodwill impairment), loss (gain) on disposal of operating assets and certain stock-based compensation expense. The company uses AOI to evaluate the performance of its operating segments. The company believes that information about AOI assists investors by allowing them to evaluate changes in the operating results of the portfolio of the businesses separate from non-operational factors that affect net income, thus providing insights into both operations and the other factors that affect reported results. AOI is not calculated or presented in accordance with GAAP. A limitation of the use of AOI as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in the company’s business. Accordingly, AOI should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOI as presented herein may not be comparable to similarly titled measures of other companies.
Constant Currency is a non-GAAP financial measure. The company calculates currency impacts as the difference between current period activity translated using the current period’s currency exchange rates and the comparable prior period’s currency exchange rates. The company presents constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations.
Free Cash Flow is a non-GAAP financial measure that the company defines as AOI less maintenance capital expenditures, less net cash interest expense, less cash taxes, less net distributions to noncontrolling interest partners, plus distributions from investments in nonconsolidated affiliates net of contributions. The company uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than maintenance capital expenditures. The company believes that information about free cash flow provides investors with an important perspective on the cash available to service debt and make acquisitions. Free cash flow is not calculated or presented in accordance with GAAP. A limitation of the use of free cash flow as a performance measure is that it does not necessarily represent funds available for operations and is not necessarily a measure of the company’s ability to fund its cash needs. Accordingly, free cash flow should be considered in addition to, and not as a substitute for, operating income (loss) and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, free cash flow as presented herein may not be comparable to similarly titled measures of other companies.
Free Cash is a non-GAAP financial measure that the company defines as cash and cash equivalents less ticketing-related client funds, less event-related deferred revenue, less accrued expenses due to artists and cash collected on behalf of others, plus event-related prepaids. The company uses free cash as a proxy for how much cash it has available to, among other things, optionally repay debt balances, make acquisitions and fund revenue generating capital expenditures. Free cash is not calculated or presented in accordance with GAAP. A limitation of the use of free cash as a performance measure is that it does not necessarily represent funds available from operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash should be considered in addition to, and not as a substitute for, cash and cash equivalents and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, free cash as presented herein may not be comparable to similarly titled measures of other companies.

Reconciliations of Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Reconciliation of Adjusted Operating Income (Loss) to Operating Income (Loss)

($ in millions)	Adjusted operating income (loss) constant currency	Foreign exchange impact	Adjusted operating income (loss) reported	Non-cash and stock-based compensation expense	Loss (gain) on disposal of operating assets	Depreciation and amortization	Acquisition expenses	Operating income (loss)

	Three Months Ended December 31, 2016

Concerts	$(27.4)	$(0.1)	$(27.5)	$1.2	$0.1	$36.5	$2.9	$(68.2)
Sponsorship & Advertising	53.9	(1.0)	52.9	0.3	—	4.4	—	48.2
Ticketing	94.2	(0.2)	94.0	1.3	—	53.2	0.4	39.1
Artist Nation	4.3	—	4.3	0.7	—	12.2	0.8	(9.4)
Other and Eliminations	(5.1)	—	(5.1)	0.2	—	0.2	—	(5.5)
Corporate	(35.7)	—	(35.7)	3.8	—	1.9	—	(41.4)
Total Live Nation	$84.2	$(1.3)	$82.9	$7.5	$0.1	$108.4	$4.1	$(37.2)

	Three Months Ended December 31, 2015

Concerts	$(49.9)	$—	$(49.9)	$1.6	$—	$41.5	$8.6	$(101.6)
Sponsorship & Advertising	48.4	—	48.4	0.3	—	3.3	—	44.8
Ticketing	97.8	—	97.8	0.7	—	58.7	—	38.4
Artist Nation	28.3	—	28.3	1.2	—	21.0	(0.1)	6.2
Other and Eliminations	(0.4)	—	(0.4)	—	—	(0.6)	(0.1)	0.3
Corporate	(23.1)	—	(23.1)	4.0	0.3	1.2	—	(28.6)
Total Live Nation	$101.1	$—	$101.1	$7.8	$0.3	$125.1	$8.4	$(40.5)

	Twelve Months Ended December 31, 2016

Concerts	$138.4	$0.5	$138.9	$6.7	$(0.1)	$137.6	$6.8	$(12.1)
Sponsorship & Advertising	253.0	(5.4)	247.6	1.3	—	18.2	—	228.1
Ticketing	365.9	(0.6)	365.3	3.7	0.1	185.9	1.1	174.5
Artist Nation	10.5	(0.2)	10.3	3.8	—	57.1	0.6	(51.2)
Other and Eliminations	(14.0)	—	(14.0)	0.2	—	0.4	0.1	(14.7)
Corporate	(108.0)	—	(108.0)	17.0	0.1	4.5	0.1	(129.7)
Total Live Nation	$645.8	$(5.7)	$640.1	$32.7	$0.1	$403.7	$8.7	$194.9

	Twelve Months Ended December 31, 2015

Concerts	$61.5	$—	$61.5	$7.0	$0.4	$146.8	$12.6	$(105.3)
Sponsorship & Advertising	229.9	—	229.9	1.6	—	9.9	—	218.4
Ticketing	346.5	—	346.5	2.9	—	184.1	1.3	158.2
Artist Nation	33.2	—	33.2	4.9	0.2	55.0	1.3	(28.2)
Other and Eliminations	(2.2)	—	(2.2)	—	—	(2.1)	—	(0.1)
Corporate	(90.9)	—	(90.9)	17.0	0.2	3.5	—	(111.6)
Total Live Nation	$578.0	$—	$578.0	$33.4	$0.8	$397.2	$15.2	$131.4

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2016	2015
	(in thousands, except share data)
ASSETS
Current assets
Cash and cash equivalents	$1,526,591	$1,303,125
Accounts receivable, less allowance of $29,634 and $17,168 in 2016 and 2015, respectively	568,936	452,600
Prepaid expenses	528,250	496,226
Other current assets	49,774	36,364
Total current assets	2,673,551	2,288,315
Property, plant and equipment
Land, buildings and improvements	838,545	840,032
Computer equipment and capitalized software	524,571	505,233
Furniture and other equipment	256,765	233,271
Construction in progress	125,430	47,684
	1,745,311	1,626,220
Less accumulated depreciation	993,775	894,938
	751,536	731,282
Intangible assets
Definite-lived intangible assets, net	812,031	777,763
Indefinite-lived intangible assets	368,766	369,317
Goodwill	1,747,088	1,604,315
Other long-term assets	411,294	385,249
Total assets	$6,764,266	$6,156,241
LIABILITIES AND EQUITY
Current liabilities
Accounts payable, client accounts	$726,475	$662,941
Accounts payable	55,030	58,607
Accrued expenses	781,494	686,664
Deferred revenue	804,973	618,640
Current portion of long-term debt, net	53,317	42,352
Other current liabilities	39,055	32,002
Total current liabilities	2,460,344	2,101,206
Long-term debt, net	2,259,736	2,002,662
Long-term deferred income taxes	197,811	199,472
Other long-term liabilities	149,791	142,267
Commitments and contingent liabilities
Redeemable noncontrolling interests	347,068	263,715
Stockholders’ equity
Preferred stock—Series A Junior Participating, $.01 par value; 20,000,000 shares authorized; no shares issued and outstanding	—	—
Preferred stock, $.01 par value; 30,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 450,000,000 shares authorized; 204,475,849 and 202,891,231 shares issued and 204,067,825 and 202,483,207 shares outstanding in 2016 and 2015, respectively	2,034	2,020
Additional paid-in capital	2,381,011	2,428,566
Accumulated deficit	(1,073,457)	(1,075,111)
Cost of shares held in treasury (408,024 shares)	(6,865)	(6,865)
Accumulated other comprehensive loss	(176,707)	(111,657)
Total Live Nation stockholders’ equity	1,126,016	1,236,953
Noncontrolling interests	223,500	209,966
Total equity	1,349,516	1,446,919
Total liabilities and equity	$6,764,266	$6,156,241

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2016	2015	2014
	(in thousands except share and per share data)
Revenue	$8,354,934	$7,245,731	$6,866,964
Operating expenses:
Direct operating expenses	6,082,708	5,196,473	4,919,969
Selling, general and administrative expenses	1,548,450	1,411,855	1,337,316
Depreciation and amortization	403,651	397,241	368,143
Goodwill impairment	—	—	134,961
Loss (gain) on disposal of operating assets	124	845	(4,494)
Corporate expenses	125,061	107,945	103,905
Operating income	194,940	131,372	7,164
Interest expense	106,506	102,881	106,312
Loss on extinguishment of debt	14,049	—	188
Interest income	(2,573)	(3,528)	(3,606)
Equity in earnings of nonconsolidated affiliates	17,802	(1,502)	(4,166)
Other expense, net	10,830	27,168	8,256
Income (loss) before income taxes	48,326	6,353	(99,820)
Income tax expense	28,029	22,122	4,630
Net income (loss)	20,297	(15,769)	(104,450)
Net income (loss) attributable to noncontrolling interests	17,355	16,739	(13,643)
Net income (loss) attributable to common stockholders of Live Nation	$2,942	$(32,508)	$(90,807)

Basic and diluted net loss per common share available to common stockholders of Live Nation	$(0.23)	$(0.33)	$(0.49)

Weighted average common shares outstanding:
Basic and diluted	202,076,243	200,973,485	198,874,019

Reconciliation to net income (loss) available to common stockholders of Live Nation:
Net income (loss) attributable to common stockholders of Live Nation	$2,942	$(32,508)	$(90,807)
Accretion of redeemable noncontrolling interests	(49,952)	(33,179)	(5,660)
Basic and diluted net loss available to common stockholders of Live Nation	$(47,010)	$(65,687)	$(96,467)

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2016	2015	2014
		(as adjusted)
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$20,297	$(15,769)	$(104,450)
Reconciling items:
Depreciation	139,288	134,148	127,168
Amortization	264,363	263,093	240,975
Goodwill impairment	—	—	134,961
Deferred income tax benefit	(7,891)	(9,611)	(17,664)
Amortization of debt issuance costs, discounts and premium, net	12,594	10,885	16,038
Provision for uncollectible accounts receivable and advances	21,681	19,505	6,540
Loss on extinguishment of debt	14,049	—	188
Non-cash compensation expense	32,723	33,361	39,029
Equity in losses (earnings) of nonconsolidated affiliates, net of distributions	27,498	9,436	3,698
Gain on consolidation of nonconsolidated affiliates	(501)	(8,685)	(16,356)
Other, net	(8,801)	5,170	(11,313)
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Increase in accounts receivable	(146,128)	(67,235)	(14,356)
Increase in prepaid expenses and other assets	(129,748)	(122,872)	(231,560)
Increase in accounts payable, accrued expenses and other liabilities	193,775	3,480	45,538
Increase in deferred revenue	164,291	52,948	73,730
Net cash provided by operating activities	597,490	307,854	292,166
CASH FLOWS FROM INVESTING ACTIVITIES
Advances of notes receivable	(17,227)	(28,288)	(34,395)
Investments made in nonconsolidated affiliates	(28,922)	(21,998)	(19,600)
Purchases of property, plant and equipment	(173,827)	(142,491)	(139,587)
Cash paid for acquisitions, net of cash acquired	(211,624)	(89,780)	(210,243)
Purchases of intangible assets	(6,234)	(12,267)	(3,350)
Other, net	11,357	3,839	15,017
Net cash used in investing activities	(426,477)	(290,985)	(392,158)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt, net of debt issuance costs	844,451	57,276	515,385
Payments on long-term debt including extinguishment costs	(606,831)	(63,569)	(253,773)
Distributions to noncontrolling interests	(55,131)	(30,645)	(32,513)
Purchases and sales of noncontrolling interests, net	(69,106)	(9,752)	(4,391)
Proceeds from exercise of stock options	20,299	16,280	21,797
Payments for deferred and contingent consideration	(20,451)	(6,770)	(5,722)
Other, net	(14,019)	(6,941)	(14,812)
Net cash provided by (used in) financing activities	99,212	(44,121)	225,971
Effect of exchange rate changes on cash and cash equivalents	(46,759)	(51,652)	(43,134)
Net increase (decrease) in cash and cash equivalents	223,466	(78,904)	82,845
Cash and cash equivalents at beginning of period	1,303,125	1,382,029	1,299,184
Cash and cash equivalents at end of period	$1,526,591	$1,303,125	$1,382,029

SUPPLEMENTAL DISCLOSURE
Cash paid during the year for:
Interest, net of interest income	$96,678	$92,620	$89,343
Income taxes, net of refunds	$30,312	$44,287	$41,471